RCI Reports 4Q23 & FY23 Results; X Spaces Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—December 14, 2023—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2023 fourth quarter and year ended September 30, 2023. The company also filed its Form 10-K.

Summary Financials (in millions except EPS)	4Q23	4Q22	FY23	FY22
Total revenues	$75.3	$71.4	$293.8	$267.6
Other charges (gains), net	$9.9	($0.9)	$15.6	$0.5
EPS	$0.23	$1.15	$3.13	$4.91
Non-GAAP EPS[1]	$1.11	$1.49	$4.90	$5.38
Net cash from operating activities	$12.1	$17.8	$59.1	$64.5
Free cash flow[1]	$11.1	$14.5	$53.2	$58.9[2]
Net income attributable to RCIHH common stockholders	$2.2	$10.6	$29.2	$46.0
Adjusted EBITDA[1]	$20.2	$24.2	$85.0	$86.7
Weighted average shares used in computing EPS – basic and diluted	9.42	9.25	9.34	9.38
Share Repurchases
As of December 8, 2023, we had repurchased 37,954 common shares for $2.1 million or an average of $54.59 per share in 1Q24 and had $14.6 million in remaining stock repurchase authorization. In FY23, RCI repurchased 34,086 common shares for $2.2 million or an average of $65.22 per share.
CEO Comment
Eric Langan, President and CEO, said: “As we previously reported, business was soft during 4Q23 due to the current uncertain economy as well as tough comparisons to last year’s post-Covid bounce. However, our capital allocation strategy continues to produce strong, long-term results.”
“EPS was $0.23 for 4Q23 and $3.13 for FY23, which were impacted by non-cash impairment charges of $9.3 million and $12.6 million, respectively. On a non-GAAP basis, EPS was $1.11 for 4Q23 and $4.90 for FY23. Total revenues increased 5.4% year-over-year for 4Q23 and 9.8% for FY23. Both periods benefited from acquisitions, which helped offset lower same-store sales year-over-year, but not all of the margin decline.”
“Looking at the big picture, proforma FY23 same-store sales increased 9.0% compared to pre-Covid FY19, with Nightclubs +8.3% and Bombshells +12.6%.3 From year-end FY15, when we initiated our capital allocation strategy, through FY23, we have generated compound annual growth of 10.2% for total revenues, 12.1% for adjusted EBITDA, and 17.2% for free cash flow.”
“Subsequent to 4Q23, we continued to move ahead with our strategies and plans, buying back more shares depending on market conditions, opening Bombshells Stafford, and working on potential acquisitions. We believe year-over-year comparisons should become easier in FY24.”
Conference Call at 4:30 PM ET Today
•X Spaces: https://x.com/i/spaces/1rmxPMjzYkdKN (to ask questions during Q&A, you need to use a mobile phone)
•Telephone (listen only): Toll Free: 888-506-0062, International: 973-528-0011, Participant Access Code: 631531
•Webcast (listen only), Slides & Replay: https://www.webcaster4.com/Webcast/Page/2209/49519
Meet Management at 7:00 PM ET Tonight
•Investors are invited to Meet Management at one of RCI’s top revenue generating clubs
•Rick’s Cabaret New York, 50 W 33rd St, New York, NY 10001
•RSVP your contact information to gary.fishman@anreder.com by 5:00 PM ET today
1 See “Non-GAAP Financial Measures” below, 2 FY22 free cash flow included receipt of $2.2M tax refund, 3 The proforma same-store sales calculation includes sales for reporting units that qualify in accordance with our same store sales definition

4Q23 Results (Comparisons are to 4Q22 unless indicated otherwise)
•Nightclubs Segment: Revenues were $60.9 million compared to $56.6 million. The $4.3 million increase primarily reflected the benefit of newly acquired and remodeled clubs, which more than offset the decline in same-store sales.4 By revenue type, alcoholic beverages increased 17.2%, food and merchandise 15.9%, and other 8.1%, while service declined 2.0%. The differing growth rates primarily reflected a higher alcohol and lower service sales mix from the newly acquired Baby Dolls-Chicas Locas clubs as well as lower same-store sales. 4Q23 also included other charges, net (mainly impairments) and SOB license amortization of $9.5 million compared to $1.1 million. Operating income was $12.1 million (19.8% of revenues) compared to $22.5 million (39.7% of revenues). On a Non-GAAP basis, operating income was $21.6 million (35.4% of revenues) compared to $23.6 million (41.6% of revenues).
•Bombshells Segment: Revenues were $13.6 million compared to $14.0 million. The $452 thousand decline primarily reflected lower same-store sales, partially offset by a $1.6 million increase from newly acquired locations.4 4Q23 also included other charges, net and amortization of $239 thousand. Operating income was $1.2 million (8.7% of revenues) compared to $2.2 million (15.5% of revenues). On a Non-GAAP basis, operating income was $1.4 million (10.4% of revenues) compared to $2.2 million (15.5% of revenues).
•Other Segment: Revenues were approximately level at $727 thousand. 4Q23 included other charges, net (mainly impairments) of $969 thousand. Operating income was a loss of $793 thousand compared to a profit of $216 thousand. On a Non-GAAP basis, operating income was $176 thousand compared to $277 thousand.
•Consolidated operating margin was 7.5% of revenues compared to 25.2% and 22.4% compared to 30.0% non-GAAP. The GAAP and non-GAAP differences reflected 4Q22’s unusually high operating leverage (the third highest in the last five years), which included a $1.0 million legal credit. The GAAP difference also reflected other charges, net of $9.9 million in 4Q23 compared to other gains, net of $890 thousand in 4Q22.
•Interest expense was 5.6% of revenues compared to 4.8% reflecting higher average debt mostly from seller-financed promissory notes related to FY22-23 acquisitions.
•Income tax was a benefit of $0.6 million compared to an expense of $4.0 million. For the year, the Effective Tax Rate was 19.0% compared to 23.4%. The FY23 ETR reflected higher federal state credits that offset a higher portion of income subjected to state income taxes.
•Weighted average shares outstanding increased 1.8% year over year due to shares used in the 2Q23 Baby Dolls-Chicas Locas acquisition, partially offset by subsequent share buybacks.
•Debt was $239.8 million at 9/30/23 compared to $243.8 million at 6/30/23. The difference primarily reflected scheduled paydowns.
4 See our October 10, 2023 news release on 4Q23 sales for more details
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) settlement of lawsuits, (f) costs and charges related to debt refinancing, and (g) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) gains or losses on sale of businesses and assets, (d) gains or losses on insurance, (e) unrealized loss on equity securities, (f) settlement of lawsuits, (g) gain on debt extinguishment, (h) costs and charges related to debt refinancing, (i) stock-based compensation, (j) the income tax effect of the above-described adjustments, and (k) change in deferred tax asset valuation allowance. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 20.6%, 22.8%, and 13.5% effective tax rate of the pre-tax non-GAAP income before taxes for 2023, 2022, and 2021, respectively, and the GAAP income tax expense. We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) impairment of assets, (h) settlement of lawsuits, (i) gain on debt extinguishment, and (j) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess the unleveraged performance return on our investments. Adjusted EBITDA multiple is also used as a target benchmark for our acquisitions of nightclubs.
•We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2023, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended				For the Twelve Months Ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$33,325	44.3%	$29,812	41.8%	$127,262	43.3%	$113,316	42.3%
Sales of food and merchandise	11,149	14.8%	10,666	14.9%	43,906	14.9%	44,294	16.6%
Service revenues	25,661	34.1%	26,067	36.5%	103,577	35.3%	93,888	35.1%
Other	5,115	6.8%	4,833	6.8%	19,045	6.5%	16,122	6.0%
Total revenues	75,250	100.0%	71,378	100.0%	293,790	100.0%	267,620	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	6,155	18.5%	5,248	17.6%	23,291	18.3%	20,155	17.8%
Food and merchandise sold	4,000	35.9%	3,781	35.4%	15,429	35.1%	15,537	35.1%
Service and other	191	0.6%	147	0.5%	282	0.2%	317	0.3%
Total cost of goods sold (exclusive of items shown below)	10,346	13.7%	9,176	12.9%	39,002	13.3%	36,009	13.5%
Salaries and wages	20,818	27.7%	18,025	25.3%	79,500	27.1%	68,447	25.6%
Selling, general and administrative	24,463	32.5%	22,352	31.3%	93,024	31.7%	78,847	29.5%
Depreciation and amortization	4,043	5.4%	4,755	6.7%	15,151	5.2%	12,391	4.6%
Other charges, net	9,936	13.2%	(890)	(1.2)%	15,629	5.3%	467	0.2%
Total operating expenses	69,606	92.5%	53,418	74.8%	242,306	82.5%	196,161	73.3%
Income from operations	5,644	7.5%	17,960	25.2%	51,484	17.5%	71,459	26.7%
Other income (expenses)
Interest expense	(4,246)	(5.6)%	(3,454)	(4.8)%	(15,926)	(5.4)%	(11,950)	(4.5)%
Interest income	120	0.2%	90	0.1%	388	0.1%	411	0.2%
Non-operating gains, net	—	—%	—	—%	—	—%	211	0.1%
Income before income taxes	1,518	2.0%	14,596	20.4%	35,946	12.2%	60,131	22.5%
Income tax expense (benefit)	(601)	(0.8)%	4,015	5.6%	6,846	2.3%	14,071	5.3%
Net income	2,119	2.8%	10,581	14.8%	29,100	9.9%	46,060	17.2%
Net loss (income) attributable to noncontrolling interests	72	0.1%	31	—%	146	—%	(19)	—%
Net income attributable to RCIHH common shareholders	$2,191	2.9%	$10,612	14.9%	$29,246	10.0%	$46,041	17.2%

Earnings per share
Basic and diluted	$0.23		$1.15		$3.13		$4.91

Weighted average shares used in computing earnings per share
Basic and diluted	9,417,166		9,249,864		9,335,983		9,383,445

Dividends per share	$0.06		$0.05		$0.23		$0.19

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$2,191	$10,612	$29,246	$46,041
Income tax expense	(601)	4,015	6,846	14,071
Interest expense, net	4,126	3,364	15,538	11,539
Settlement of lawsuits	576	708	3,759	1,417
Impairment of assets	9,336	166	12,629	1,888
Loss (gain) on sale of businesses and assets	10	(1,709)	(682)	(2,375)
Depreciation and amortization	4,043	4,755	15,151	12,391
Unrealized loss on equity securities	—	(1)	—	—
Gain on debt extinguishment	—	—	—	(138)
Loss (gain) on insurance	14	(55)	(77)	(463)
Stock-based compensation	471	2,353	2,588	2,353
Adjusted EBITDA	$20,166	$24,208	$84,998	$86,724

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$2,191	$10,612	$29,246	$46,041
Amortization of intangibles	806	1,994	3,528	2,118
Settlement of lawsuits	576	708	3,759	1,417
Impairment of assets	9,336	166	12,629	1,888
Loss (gain) on sale of businesses and assets	10	(1,709)	(682)	(2,375)
Unrealized loss on equity securities	—	(1)	—	—
Gain on debt extinguishment	—	—	—	(138)
Loss (gain) on insurance	14	(55)	(77)	(463)
Stock-based compensation	471	2,353	2,588	2,353
Change in deferred tax asset valuation allowance	(176)	343	(176)	343
Net income tax effect	(2,810)	(670)	(5,068)	(729)
Non-GAAP net income	$10,418	$13,741	$45,747	$50,455

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,417,166	9,249,864	9,335,983	9,383,445
GAAP diluted earnings per share	$0.23	$1.15	$3.13	$4.91
Amortization of intangibles	0.09	0.22	0.38	0.23
Settlement of lawsuits	0.06	0.08	0.40	0.15
Impairment of assets	0.99	0.02	1.35	0.20
Loss (gain) on sale of businesses and assets	—	(0.18)	(0.07)	(0.25)
Unrealized loss on equity securities	—	—	—	—
Gain on debt extinguishment	—	—	—	(0.01)
Loss (gain) on insurance	—	(0.01)	(0.01)	(0.05)
Stock-based compensation	0.05	0.25	0.28	0.25
Change in deferred tax asset valuation allowance	(0.02)	0.04	(0.02)	0.04
Net income tax effect	(0.30)	(0.07)	(0.54)	(0.08)
Non-GAAP diluted earnings per share	$1.11	$1.49	$4.90	$5.38

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$5,644	$17,960	$51,484	$71,459
Amortization of intangibles	806	1,994	3,528	2,118
Settlement of lawsuits	576	708	3,759	1,417
Impairment of assets	9,336	166	12,629	1,888
Loss (gain) on sale of businesses and assets	10	(1,709)	(682)	(2,375)
Loss (gain) on insurance	14	(55)	(77)	(463)

Stock-based compensation	471	2,353	2,588	2,353
Non-GAAP operating income	$16,857	$21,417	$73,229	$76,397

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income from operations	7.5%	25.2%	17.5%	26.7%
Amortization of intangibles	1.1%	2.8%	1.2%	0.8%
Settlement of lawsuits	0.8%	1.0%	1.3%	0.5%
Impairment of assets	12.4%	0.2%	4.3%	0.7%
Loss (gain) on sale of businesses and assets	—%	(2.4)%	(0.2)%	(0.9)%
Loss (gain) on insurance	—%	(0.1)%	—%	(0.2)%
Stock-based compensation	0.6%	3.3%	0.9%	0.9%
Non-GAAP operating margin	22.4%	30.0%	24.9%	28.5%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$12,126	$17,755	$59,130	$64,509
Less: Maintenance capital expenditures	1,005	3,213	5,954	5,598
Free cash flow	$11,121	$14,542	$53,176	$58,911

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues
Nightclubs	$60,943	$56,612	$236,748	$206,251
Bombshells	13,580	14,032	55,723	59,925
Other	727	734	1,319	1,444
	$75,250	$71,378	$293,790	$267,620

Income (loss) from operations
Nightclubs	$12,060	$22,477	$73,187	$82,798
Bombshells	1,179	2,169	6,502	11,504
Other	(793)	216	(1,446)	57
Corporate	(6,802)	(6,902)	(26,759)	(22,900)
	$5,644	$17,960	$51,484	$71,459

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended September 30, 2023					For the Three Months Ended September 30, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$12,060	$1,179	$(793)	$(6,802)	$5,644	$22,477	$2,169	$216	$(6,902)	$17,960
Amortization of intangibles	617	30	155	4	806	1,925	1	61	7	1,994
Settlement of lawsuits	378	198	—	—	576	709	—	—	(1)	708
Impairment of assets	8,522	—	814	—	9,336	166	—	—	—	166
Loss (gain) on sale of businesses and assets	—	11	—	(1)	10	(1,666)	—	—	(43)	(1,709)
Loss (gain) on insurance	—	—	—	14	14	(55)	—	—	—	(55)
Stock-based compensation	—	—	—	471	471	—	—	—	2,353	2,353
Non-GAAP operating income (loss)	$21,577	$1,418	$176	$(6,314)	$16,857	$23,556	$2,170	$277	$(4,586)	$21,417

GAAP operating margin	19.8%	8.7%	(109.1)%	(9.0)%	7.5%	39.7%	15.5%	29.4%	(9.7)%	25.2%
Non-GAAP operating margin	35.4%	10.4%	24.2%	(8.4)%	22.4%	41.6%	15.5%	37.7%	(6.4)%	30.0%

	For the Twelve Months Ended September 30, 2023					For the Twelve Months Ended September 30, 2022
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$73,187	$6,502	$(1,446)	$(26,759)	$51,484	$82,798	$11,504	$57	$(22,900)	$71,459
Amortization of intangibles	2,497	530	484	17	3,528	2,042	6	61	9	2,118
Settlement of lawsuits	3,552	207	—	—	3,759	1,287	18	—	112	1,417
Impairment of assets	11,815	—	814	—	12,629	1,238	650	—	—	1,888
Loss (gain) on sale of businesses and assets	(734)	77	—	(25)	(682)	(2,010)	17	—	(382)	(2,375)
Gain on insurance	(48)	—	—	(29)	(77)	(463)	—	—	—	(463)
Stock-based compensation	—	—	—	2,588	2,588	—	—	—	2,353	2,353
Non-GAAP operating income (loss)	$90,269	$7,316	$(148)	$(24,208)	$73,229	$84,892	$12,195	$118	$(20,808)	$76,397

GAAP operating margin	30.9%	11.7%	(109.6)%	(9.1)%	17.5%	40.1%	19.2%	3.9%	(8.6)%	26.7%
Non-GAAP operating margin	38.1%	13.1%	(11.2)%	(8.2)%	24.9%	41.2%	20.4%	8.2%	(7.8)%	28.5%

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,119	$10,581	$29,100	$46,060
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,043	4,755	15,151	12,391
Deferred tax expense (benefit)	(991)	3,489	(1,781)	3,080
Loss (gain) on sale of businesses and assets	2	(1,688)	(870)	(2,970)
Impairment of assets	9,336	166	12,629	1,888
Amortization and writeoff of debt discount and issuance costs	162	115	615	314
Doubtful accounts expense (reversal) on notes receivable	—	—	—	753
Unrealized gain on equity securities	—	(1)	—	—
Loss (gain) on insurance	14	(55)	(77)	(463)
Noncash lease expense	752	882	2,978	2,607
Stock-based compensation expense	471	2,353	2,588	2,353
Gain on debt extinguishment	—	—	—	(83)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(3,863)	(3,586)	(2,383)	(175)
Inventories	98	(62)	177	(554)
Prepaid expenses, other current, and other assets	3,236	3,658	(366)	387
Accounts payable, accrued, and other liabilities	(3,253)	(2,852)	1,369	(1,079)
Net cash provided by operating activities	12,126	17,755	59,130	64,509
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1,434	6,058	4,245	10,669
Proceeds from notes receivable	59	55	229	182
Proceeds from insurance	(5)	133	86	648
Payments for property and equipment and intangible assets	(9,265)	(6,830)	(40,384)	(24,003)
Acquisition of businesses, net of cash acquired	—	(10,991)	(29,000)	(55,293)
Net cash used in investing activities	(7,777)	(11,575)	(64,824)	(67,797)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	—	—	11,595	35,820
Payments on debt obligations	(4,219)	(4,180)	(15,650)	(14,894)
Purchase of treasury stock	(2,125)	(3,040)	(2,223)	(15,097)
Payment of dividends	(566)	(462)	(2,146)	(1,784)
Payment of loan origination costs	—	(18)	(239)	(463)
Share in return of investment by noncontrolling partner	—	—	(600)	—
Net cash provided by (used in) financing activities	(6,910)	(7,700)	(9,263)	3,582
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,561)	(1,520)	(14,957)	294
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	23,584	37,500	35,980	35,686
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,023	$35,980	$21,023	$35,980

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	September 30, 2022
ASSETS
Current assets
Cash and cash equivalents	$21,023	$35,980
Accounts receivable, net	9,846	8,510
Current portion of notes receivable	249	230
Inventories	4,412	3,893
Prepaid expenses and other current assets	1,943	1,499
Assets held for sale	—	1,049
Total current assets	37,473	51,161
Property and equipment, net	282,705	224,615
Operating lease right-of-use assets, net	34,931	37,048
Notes receivable, net of current portion	4,443	4,691
Goodwill	70,772	67,767
Intangibles, net	179,145	144,049
Other assets	1,415	1,407
Total assets	$610,884	$530,738

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,111	$5,482
Accrued liabilities	16,051	11,328
Current portion of debt obligations, net	22,843	11,896
Current portion of operating lease liabilities	2,977	2,795
Total current liabilities	47,982	31,501
Deferred tax liability, net	29,143	30,562
Debt, net of current portion and debt discount and issuance costs	216,908	190,567
Operating lease liabilities, net of current portion	35,175	36,001
Other long-term liabilities	352	349
Total liabilities	329,560	288,980

Commitments and contingencies

Equity
Preferred stock	—	—
Common stock	94	92
Additional paid-in capital	80,437	67,227
Retained earnings	201,050	173,950
Total RCIHH stockholders' equity	281,581	241,269
Noncontrolling interests	(257)	489
Total equity	281,324	241,758
Total liabilities and equity	$610,884	$530,738